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                                                                   Exhibit 12(b)

                          [Ropes & Gray LLP Letterhead]

June 29, 2005

Met/Putnam Voyager Portfolio
Metropolitan Series Fund, Inc.
501 Boylston Street
Boston, Massachusetts 02116

Jennison Growth Portfolio
Metropolitan Series Fund, Inc.
501 Boylston Street
Boston, Massachusetts 02116


Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-122927) of our opinion, dated April 29, 2005, addressed to you as to certain tax matters related to the merger of the Met/Putnam Voyager Portfolio and the Jennison Growth Portfolio.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP